Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Cardtronics, Inc. of our report dated April 9, 2014, relating to our audits of the consolidated financial statements of WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries as of and for the years ended December 31, 2013 and 2012, which appears in the Current Report on Form 8-K filed by Cardtronics, Inc. on June 5, 2015.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ McGladrey LLP

Rockford, Illinois

June 5, 2015